EXHIBIT 16.1

Securities and Exchange Commission

450 5th Street NW

Washington, DC  20549

Gentlemen:

We have read and agree with the representations in Item 4.01 of Form 8-K of Dimensional Visions Incorporated dated November 5, 2004 relating to Kopple & Gottlieb, LLP, except that our report on the financial statements for the two most recent fiscal years was modified as to uncertainty that the company will continue as a going concern.

/s/ Kopple & Gottlieb, LLP

KOPPLE & GOTTLIEB, LLP

Certified Public Accountants

Bala Cynwyd, Pennsylvania

January 26, 2005